Exhibit 10.18

INDEMNIFICATION AGREEMENT

by and between

GLOBAL BRASS AND COPPER HOLDINGS, INC.

and

[                    ],

as Indemnitee

Dated as of [                ], 2013

i

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (this “Agreement”) is made as of [                ], 2013, by and between Global Brass and Copper Holdings, Inc., a Delaware corporation (the “Company”) and [                    ] (“Indemnitee”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in Article 1.

WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve the Company;

WHEREAS, in order to induce Indemnitee to provide or continue to provide services to the Company, the Company wishes to provide for the indemnification of, and advancement of expenses to, Indemnitee to the fullest extent permitted by law;

WHEREAS, the Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting directors, officers, employees, agents and fiduciaries to expensive litigation risks at the same time as the availability and scope of coverage of liability insurance provide increasing challenges for the Company;

WHEREAS, the Company’s Amended and Restated Certificate of Incorporation (as the same may be amended and/or restated from time to time, the “Certificate of Incorporation”) and the Amended and Restated By-Laws of the Company (the “By-Laws”) require indemnification of the officers and directors of the Company, and Indemnitee may also be entitled to indemnification pursuant to applicable provisions of the Delaware General Corporation Law (“DGCL”). The Certificate of Incorporation, the By-Laws of the Company and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts providing for indemnification may be entered into between the Company and members of the Board and executive officers;

WHEREAS, this Agreement is a supplement to and in furtherance of the Certificate of Incorporation and By-Laws of the Company and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder (regardless of, among other things, any amendment to or revocation of governing documents or any change in the composition of the Board or any Corporate Transaction); and

WHEREAS, Indemnitee will serve or continue to serve as a director, officer or key employee of the Company for so long as Indemnitee is duly elected or appointed or until Indemnitee tenders his resignation or is otherwise terminated by the Company.

NOW, THEREFORE, in consideration of the promises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

ARTICLE 1

DEFINITIONS

As used in this Agreement:

1.1. “Affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended (as in effect on the date hereof).

1.2. “Agreement” shall have the meaning set forth in the preamble.

1.3. “Beneficial Owner” and “Beneficial Ownership” shall have the meaning set forth in Rule 13d-3 under the Exchange Act (as in effect on the date hereof).

1.4. “Board” shall mean the Company’s Board of Directors.

1.5. “Certificate of Incorporation” shall have the meaning set forth in the recitals.

1.6. “Change in Control” shall mean, and shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

(a) Acquisition of Stock by Third Party. Any Person (other than KPS Capital Partners, LP and its Affiliates) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than 30% of the combined voting power of the Company’s then outstanding Voting Securities, unless (i) the change in the relative Beneficial Ownership of the Company’s securities by any Person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors, or (ii) such acquisition was approved in advance by the Continuing Directors and such acquisition would not constitute a Change in Control under part (c) of this definition;

(b) Change in Board of Directors. Individuals who, as of the date hereof, constitute the Board, and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who were directors on the date hereof or whose election or nomination for election was previously so approved (collectively, the “Continuing Directors”), cease for any reason to constitute at least a majority of the members of the Board;

(c) Corporate Transactions. The effective date of a reorganization, merger or consolidation of the Company (a “Corporate Transaction”), in each case, unless, following such Corporate Transaction: (i) all or substantially all of the individuals and entities who were the Beneficial Owners of Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 51% of the combined voting power of the then outstanding Voting Securities of the Company resulting from such Corporate Transaction (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership of Voting Securities immediately prior to such Corporate Transaction; (ii) no Person (excluding any corporation resulting from such Corporate Transaction) is the Beneficial Owner, directly or indirectly, of 30% or more of the combined voting power of the then outstanding Voting Securities of the surviving corporation, except to the extent that such ownership existed prior to such Corporate Transaction; and (iii) at least a majority of the board of directors of the corporation resulting from such Corporate Transaction were Continuing Directors at the time of the execution of the initial agreement, or of the action of the Board, providing for such Corporate Transaction;

(d) Liquidation. The approval by the stockholders of the Company of a complete liquidation of the Company or an agreement or series of agreements for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than factoring the Company’s current receivables or escrows due (or, if such approval is not required, the decision by the Board to proceed with such a liquidation, sale, or disposition in one transaction or a series of related transactions); or

(e) Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) under the Exchange Act, whether or not the Company is then subject to such reporting requirement.

1.7. “Company” shall have the meaning set forth in the preamble and shall also include, in addition to any resulting corporation or other entity, any constituent corporation (including, without limitation, any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation or other entity as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

1.8. “Continuing Directors” shall have the meaning set forth in Section 1.6(b).

1.9. “Corporate Status” shall describe the status of a person who is or was a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of the Company or of any other Enterprise which such person is or was serving at the request of the Company.

1.10. “Delaware Court” shall mean the Court of Chancery of the State of Delaware.

1.11. “DGCL” shall have the meaning set forth in the recitals.

1.12. “Disinterested Director” shall mean a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

1.13. “Enterprise” shall mean the Company and any other corporation, constituent corporation (including, without limitation, any constituent of a constituent) absorbed in a consolidation or merger to which the Company (or any of its wholly owned Subsidiaries) is a party, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent.

1.14. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

1.15. “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settling or negotiating for the settlement of, responding to or objecting to a request to provide discovery in, or otherwise participating in, any Proceeding. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including, without limitation, the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments, fines or penalties against Indemnitee.

1.16. “Indemnification Arrangements” shall have the meaning set forth in Section 15.2.

1.17. “Indemnitee” shall have the meaning set forth in the preamble.

1.18. “Indemnitee-Related Entities” shall mean any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Company, any other Enterprise controlled by the Company or the insurer under and pursuant to an insurance policy of the Company or any such controlled Enterprise) from whom an Indemnitee may be entitled to indemnification or advancement of expenses with respect to which, in whole or in part, the Company or any other Enterprise controlled by the Company may also have an indemnification or advancement obligation.

1.19. “Independent Counsel” shall mean a law firm, or a member of a law firm, that is of outstanding reputation, experienced in matters of corporation law and neither is as of the date of selection of such firm, nor has been during the period of three years immediately preceding the date of selection of such firm, retained to represent: (a) the Company or Indemnitee in any material matter (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements); or (b) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto. For purposes of this definition, a “material matter” shall mean any matter for which billings exceeded or are expected to exceed $100,000.

1.20. “Person” shall have the meaning set forth in Sections 13(d) and 14(d) of the Exchange Act (as in effect on the date hereof); provided, however, that the term “Person” shall exclude: (a) the Company; (b) any Subsidiaries of the Company; and (c) any employee benefit plan of the Company or a Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Subsidiary of the Company or of a corporation or other entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

1.21. “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, including, without limitation, any and all appeals, whether brought in the right of the Company or otherwise and whether of a civil (including, without limitation, intentional or unintentional tort claims), criminal, administrative or investigative nature, whether formal or informal, in which Indemnitee was, is, will or might be involved as a party or otherwise by reason of the fact that Indemnitee is or was a director or officer of the Company, by reason of any action taken by or omission by Indemnitee, or of any action or omission on Indemnitee’s part while acting as a director or officer of the Company, or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of any other Enterprise; in each case whether or not acting or serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses can be provided under this Agreement or Section 145 of the DGCL; including one pending on or before the date of this Agreement.

1.22. “Section 409A” shall have the meaning set forth in Section 17.2.

1.23. “Subsidiary” with respect to any Person, shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by that Person.

1.24. “Voting Securities” shall mean any securities of the Company (or a surviving entity as described in the definition of a “Change in Control”) that vote generally in the election of directors (or similar body).

1.25. References to “fines” shall include any excise tax or penalty assessed on Indemnitee with respect to any employee benefit plan; references to “other enterprise” shall include employee benefit plans; references to “serving at the request of the Company” shall include any service as a director, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

1.26. The phrase “to the fullest extent not prohibited by (and not merely to the extent affirmatively permitted by) applicable law” shall include, but not be limited to: (a) to the fullest extent authorized or permitted by the provision of the DGCL that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the DGCL, and (b) to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors.

ARTICLE 2

INDEMNITY IN THIRD-PARTY PROCEEDINGS

Subject to Article 8, the Company shall indemnify, hold harmless and exonerate Indemnitee in accordance with the provisions of this Article 2 if Indemnitee is, was or is threatened to be made, a party to or a participant (as a witness or otherwise) in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor. Subject to Article 8, to the fullest extent not prohibited by (and not merely to the extent affirmatively permitted by) applicable law, Indemnitee shall be indemnified against all Expenses, judgments, fines, penalties and, subject to Section 10.3, amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal Proceeding, had no reasonable cause to believe that such conduct was unlawful.

ARTICLE 3

INDEMNITY IN PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY

Subject to Article 8, the Company shall indemnify, hold harmless and exonerate Indemnitee in accordance with the provisions of this Article 3 if Indemnitee is, was or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company to procure a judgment in its favor. Subject to Article 8, to the fullest extent not prohibited by (and not merely to the extent affirmatively permitted by) applicable law, Indemnitee shall be indemnified, held harmless and exonerated against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. No indemnification for Expenses shall be made under this Article 3 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged (and not subject to further appeal) by a court of competent jurisdiction to be liable to the Company, except to the extent that the Delaware Court or any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification.

ARTICLE 4

INDEMNIFICATION FOR EXPENSES OF A PARTY WHO IS WHOLLY OR PARTLY SUCCESSFUL

Notwithstanding any other provisions of this Agreement, to the extent that Indemnitee is a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall indemnify, hold harmless and exonerate Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith. For the avoidance of doubt, if Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify, hold harmless and exonerate Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each resolved claim, issue or matter, whether or not Indemnitee was wholly or partly successful; provided, that Indemnitee shall only be entitled to indemnification for Expenses with respect to unsuccessful claims under this Article 4 to the extent Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal Proceeding, had no reasonable cause to believe that such conduct was unlawful. For purposes of this Article 4 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, or by settlement, shall be deemed to be a successful result as to such claim, issue or matter.

ARTICLE 5

INDEMNIFICATION FOR EXPENSES OF A WITNESS

Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, Indemnitee shall be indemnified, held harmless and exonerated against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.

ARTICLE 6

ADDITIONAL INDEMNIFICATION, HOLD HARMLESS AND EXONERATION RIGHTS

Notwithstanding any limitations in Articles 2, 3 or 4, but subject to Article 8, the Company shall indemnify, hold harmless and exonerate Indemnitee to the fullest extent not prohibited by (and not merely to the extent affirmatively permitted by) law if Indemnitee is, was or is threatened to be made, a party to or a participant in, any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, fines, penalties and, subject to Section 10.3, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with the Proceeding. No indemnity shall be available under this Article 6 on account of Indemnitee’s conduct that constitutes a breach of Indemnitee’s duty of loyalty to the Company or its stockholders or is an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law.

ARTICLE 7

CONTRIBUTION IN THE EVENT OF JOINT LIABILITY

7.1. To the fullest extent not prohibited by (and not merely to the extent affirmatively permitted by) law, if the indemnification rights provided for in this Agreement are unavailable to Indemnitee in whole or in part for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall pay, in the first instance, the entire amount incurred by Indemnitee, whether for judgments, liabilities, fines, penalties, amounts paid or to be paid in settlement and/or for Expenses, in connection with any Proceeding without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have at any time against Indemnitee.

7.2. The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

7.3. The Company hereby agrees to fully indemnify, hold harmless and exonerate Indemnitee from any claims for contribution which may be brought by officers, directors or employees of the Company (other than Indemnitee) who may be jointly liable with Indemnitee.

ARTICLE 8

EXCLUSIONS

8.1. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity, contribution or advancement of Expenses in connection with any claim made against Indemnitee:

(a) except as provided in Section 15.4, for which payment has actually been made to or on behalf of Indemnitee under any insurance policy of the Company or its Subsidiaries or other indemnity provision of the Company or its Subsidiaries, except with respect to any excess beyond the amount paid under any insurance policy, contract, agreement, other indemnity provision or otherwise; or

(b) for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act (or any similar successor statute) or similar provisions of state statutory law or common law; or

(c) in connection with any Proceeding (or any part of any Proceeding) initiated or brought voluntarily by Indemnitee, including, without limitation, any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, other than a Proceeding initiated by Indemnitee to enforce its rights under this Agreement, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) or (ii) the Company provides the indemnification payment, upon Board approval, pursuant to the powers vested in the Company under applicable law; or

(d) for the payment of amounts required to be reimbursed to the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002, as amended, or any similar successor statute; or

(e) for any payment to Indemnitee that is finally determined to be unlawful under the procedures and subject to the presumptions of this Agreement.

The exclusion in Section 8.1(c) shall not apply to counterclaims or affirmative defenses asserted by Indemnitee in an action brought against Indemnitee.

ARTICLE 9

ADVANCES OF EXPENSES; SELECTION OF LAW FIRM

9.1. Subject to Article 8, the Company shall, unless prohibited by applicable law, advance the Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding within ten business days after the receipt by the Company of a statement or statements requesting such advances, together with a reasonably detailed written explanation of the basis therefor and an itemization of legal fees and disbursements in reasonable detail, from time to time, whether prior to or after final disposition of any Proceeding. Advances shall be unsecured and interest free. Indemnitee shall qualify for advances, to the fullest extent permitted by applicable law, solely upon the execution and delivery to the Company of an undertaking providing that Indemnitee undertakes to repay the advance to the extent that it is ultimately determined, by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal, that Indemnitee is not entitled to be indemnified by the Company under the provisions of this Agreement. This Section 9.1 shall not apply to any claim made by Indemnitee for which an indemnification payment is excluded pursuant to Article 8.

9.2. If the Company shall be obligated under Section 9.1 hereof to pay the Expenses of any Proceeding against Indemnitee, then the Company shall be entitled to assume the defense of such Proceeding upon the delivery to Indemnitee of written notice of its election to do so. If the Company elects to assume the defense of such Proceeding, then unless the plaintiff or plaintiffs in such Proceeding include one or more Persons holding, together with his, her or its Affiliates, in the aggregate, a majority of the combined voting power of the Company’s then outstanding Voting Securities, the Company shall assume such defense using a single law firm selected by the Company representing Indemnitee and other present and former directors or officers of the Company. The retention of such law firm by the Company shall be subject to prior written approval by Indemnitee, which approval shall not be unreasonably withheld, delayed or conditioned. If the Company elects to assume the defense of such Proceeding and the plaintiff or plaintiffs in such Proceeding include one or more Persons holding, together with his, her or its Affiliates, in the aggregate, a majority of the combined voting power of the Company’s then outstanding Voting Securities, then the Company shall assume such defense using a single law firm selected by Indemnitee and any other present or former directors or officers of the Company who are parties to such Proceeding. After (x) in the case of retention of any such law firm selected by the Company, delivery of the required notice to Indemnitee, approval of such law firm by Indemnitee and the retention of such law firm by the Company, or (y) in the case of retention of any such law firm selected by Indemnitee, the completion of such retention, the Company will not be liable to Indemnitee under this Agreement for any Expenses of any other law firm incurred by Indemnitee after the date that such first law firm is retained by the Company with respect to the same Proceeding, provided, that in the case of retention of any such law firm selected by the Company (a) Indemnitee shall have the right to retain a separate law firm in any such Proceeding at Indemnitee’s sole expense; and (b) if (i) the retention of a law firm by Indemnitee has been previously authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between either (A) the Company and Indemnitee or (B) Indemnitee and another present or former director or officer of the Company also represented by such law firm in the conduct of any such defense, or (iii) the Company shall not, in fact, have retained a law firm to prosecute the defense of such Proceeding within thirty days, then the reasonable Expenses of a single law firm retained by Indemnitee shall be at the expense of the Company.

ARTICLE 10

PROCEDURE FOR NOTIFICATION; DEFENSE OF CLAIM; SETTLEMENT

10.1. Indemnitee shall, as a condition precedent to Indemnitee’s right to be indemnified under this Agreement, give the Company notice in writing promptly of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement, provided, however, that a delay in giving such notice shall not deprive Indemnitee of any right to be indemnified under this Agreement unless, and then only to the extent that, such delay is materially prejudicial to the defense of such claim. The omission or delay to notify the Company will not relieve the Company from any liability for indemnification which it may have to Indemnitee otherwise than under this Agreement. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

10.2. The Company will be entitled to participate in the Proceeding at its own expense.

10.3. The Company shall have no obligation to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any claim effected without the Company’s prior written consent, provided the Company has not breached its obligations hereunder. The Company shall not settle any claim, including, without limitation, any claim in which it takes the position that Indemnitee is not entitled to indemnification in connection with such settlement, nor shall the Company settle any claim which would impose any fine or any obligation on Indemnitee, without Indemnitee’s prior written consent. Neither the Company nor Indemnitee shall unreasonably withhold, delay or condition their consent to any proposed settlement.

ARTICLE 11

PROCEDURE UPON APPLICATION FOR INDEMNIFICATION

11.1. Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 10.1, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case: (a) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; or (b) if a Change in Control shall not have occurred, (i) by a majority vote of the Disinterested Directors (provided there is a minimum of three Disinterested Directors), even though less than a quorum of the Board, (ii) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors (provided there is a minimum of three Disinterested Directors), even though less than a quorum of the Board, or (iii) if there are less than three Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten business days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including, without limitation, providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination, provided, that nothing contained in this Agreement shall require Indemnitee to waive any privilege Indemnitee may have. Any costs or expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

11.2. If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 11.1 hereof, the Independent Counsel shall be selected as provided in this Section 11.2. If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board, and the Company shall give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within ten business days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Article 1 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within twenty days after submission by Indemnitee of a written request for indemnification pursuant to Section 10.1 hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may seek arbitration for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the arbitrator or by such other person as the arbitrator shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 11.1 hereof. Such arbitration referred to in the previous sentence shall be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association, and Article 13 hereof shall apply in respect of such arbitration and the Company and Indemnitee. Upon the due commencement of any judicial proceeding pursuant to Section 13.1 of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

ARTICLE 12

PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS

12.1. In making a determination with respect to entitlement to indemnification hereunder, the Person making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 10.1 of this Agreement. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence. Neither the failure of the Company (including by its Board, its Independent Counsel and its stockholders) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification or advancement of expenses is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its Board, its Independent Counsel and its stockholders) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

12.2. If the Person empowered or selected under Article 11 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within thirty days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (a) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (b) a final judicial determination that any or all such indemnification is expressly prohibited under applicable law;

provided, however, that such thirty-day period may be extended for a reasonable time, not to exceed an additional fifteen days, if the Person making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto.

12.3. The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement (with or without court approval), conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

12.4. For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if, among other things, Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the directors or officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise, its Board, any committee of the Board or any director, or on information or records given or reports made to the Enterprise, its Board, any committee of the Board or any director, by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise, its Board, any committee of the Board or any director. The provisions of this Section 12.4 shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement. In any event, it shall be presumed that Indemnitee has at all times acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

12.5. The knowledge and/or actions, or failure to act, of any other director, officer, trustee, partner, managing member, fiduciary, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

12.6. The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any action, claim or proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, claim or proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such action, suit or proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

ARTICLE 13

REMEDIES OF INDEMNITEE

13.1. In the event that (a) a determination is made pursuant to Article 11 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (b) advancement of Expenses, to the fullest extent permitted by applicable law, is not timely made pursuant to Article 9 of this Agreement, (c) no determination of entitlement to indemnification shall have been made pursuant to Section 11.1 of this Agreement within thirty days after receipt by the Company of the request for indemnification and of reasonable documentation and information which Indemnitee may be called upon to provide pursuant to Section 11.1, (d) payment of indemnification is not made pursuant to Articles 4, 5, 6, or the last sentence of Section 11.1 of this Agreement within ten business days after receipt by the Company of a written request therefor, (e) a contribution payment is not made in a timely manner pursuant to Article 7 of this Agreement, or (f) payment of indemnification pursuant to Article 3 or 6 of this Agreement is not made within ten business days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication by a court of competent jurisdiction of Indemnitee’s entitlement to such indemnification, contribution or advancement of Expenses. Alternatively, Indemnitee, at his or her option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Except as set forth herein, the provisions of Delaware law (without regard to its conflict of laws rules) shall apply to any such arbitration. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration. The award rendered by such arbitration will be final and binding upon the parties hereto, and final judgment on the arbitration award may be entered in any court of competent jurisdiction.

13.2. In the event that a determination shall have been made pursuant to Section 11.1 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Article 13 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Article 13, Indemnitee shall be presumed to be entitled to receive advances of Expenses under this Agreement and the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be, and the Company may not refer to or introduce into evidence any determination pursuant to Section 11.1 of this Agreement adverse to Indemnitee for any purpose. If Indemnitee commences a judicial proceeding or arbitration pursuant to this Article 13, Indemnitee shall not be required to reimburse the Company for any advances pursuant to Article 9 until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal shall have been exhausted or lapsed).

13.3. If a determination shall have been made pursuant to Section 11.1 of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Article 13, absent (a) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (b) a prohibition of such indemnification under applicable law.

13.4. The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Article 13 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

13.5. The Company shall indemnify and hold harmless Indemnitee to the fullest extent permitted by law against all Expenses and, if requested by Indemnitee, shall (within ten days after the Company’s receipt of such written request) pay to Indemnitee, to the fullest extent permitted by applicable law, such Expenses which are incurred by Indemnitee in connection with any judicial proceeding or arbitration brought by Indemnitee (a) to enforce his rights under, or to recover damages for breach of, this Agreement or any other indemnification, advancement or contribution agreement or provision of the Certificate of Incorporation, or the By-Laws now or hereafter in effect; or (b) for recovery or advances under any insurance policy maintained by any person for the benefit of Indemnitee, regardless of the outcome and whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement, contribution or insurance recovery, as the case may be (unless such judicial proceeding or arbitration was not brought by Indemnitee in good faith).

13.6. Interest shall be paid by the Company to Indemnitee at the legal rate under Delaware law for amounts which the Company indemnifies, or is obliged to indemnify, for the period commencing with the date on which Indemnitee requests indemnification, contribution, reimbursement or advancement of any Expenses and ending with the date on which such payment is made to Indemnitee by the Company.

ARTICLE 14

SECURITY

Notwithstanding anything herein to the contrary, to the extent requested by Indemnitee and approved by the Board, the Company may at any time and from time to time provide security to Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of Indemnitee.

ARTICLE 15

NON-EXCLUSIVITY; SURVIVAL OF RIGHTS; INSURANCE; PRIMACY OF INDEMNIFICATION; SUBROGATION

15.1. The rights of Indemnitee as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, the Company’s By-Laws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in applicable law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Certificate of Incorporation, the Company’s By-Laws or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

15.2. The DGCL, the Certificate of Incorporation and the Company’s By-Laws permit the Company to purchase and maintain insurance or furnish similar protection or make other arrangements, including, but not limited to, providing a trust fund, letter of credit, or surety bond (“Indemnification Arrangements”) on behalf of Indemnitee against any liability asserted against Indemnitee or incurred by or on behalf of Indemnitee or in such capacity as a director, officer, employee or agent of the Company, or arising out of his status as such, whether or not the Company would have the power to indemnify Indemnitee against such liability under the provisions of this Agreement or under the DGCL, as it may then be in effect. The purchase, establishment, and maintenance of any such Indemnification Arrangement shall not in any way limit or affect the rights and obligations of the Company or of Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Company and Indemnitee shall not in any way limit or affect the rights and obligations of the Company or the other party or parties thereto under any such Indemnification Arrangement.

15.3. To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, trustees, partners, managing members, fiduciaries, employees, or agents of the Company or of any other Enterprise which such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, trustee, partner, managing member, fiduciary, employee or agent under such policy or policies. If, at the time the Company receives notice from any source of a Proceeding as to which Indemnitee is a party or a participant (as a witness or otherwise), the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

15.4. The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Indemnitee-Related Entities to advance Expenses or to provide indemnification for the same Expenses or liabilities incurred by Indemnitee are secondary), (ii) that it shall be required to advance the full amount of Expenses incurred by Indemnitee and shall be liable for the full amount of all Expenses, judgments, penalties, fines and amounts paid in settlement to the extent not prohibited by (and not merely to the extent affirmatively permitted by) applicable law and as required by the terms of this Agreement and the Certificate of Incorporation or the By-Laws of the Company (or any other agreement between the Company and Indemnitee), without regard to any rights Indemnitee may have against the Indemnitee-Related Entities, and (iii) that it irrevocably waives, relinquishes and releases the Indemnitee-Related Entities from any and all claims against the Indemnitee-Related Entities for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Indemnitee-Related Entities on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall reduce or otherwise alter the rights of Indemnitee or the obligations of the Company hereunder. In the event that any of the Indemnitee-Related Entities shall make any advancement or payment on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company, the Indemnitee-Related Entity making such payment shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company, and Indemnitee shall execute all papers reasonably required and take all action reasonably necessary to secure such rights, including, without limitation, execution of such documents as are necessary to enable the Indemnitee-Related Entities to bring suit to enforce such rights. The Company and Indemnitee agree that the Indemnitee-Related Entities are express third party beneficiaries of the terms of this Section 15.4, entitled to enforce this Section 15.4 as though each of the Indemnitee-Related Entities were a party to this Agreement.

15.5. Except as provided in Section 15.4, in the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers reasonably required and take all action reasonably necessary to secure such rights, including, without limitation, execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

15.6. Except as provided in Section 15.4, the Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (or for which advancement is provided hereunder) if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

15.7. Except as provided in Section 15.4, the Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, trustee, partner, managing member, fiduciary, employee or agent of any other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification payments or advancement of Expenses from such Enterprise. Notwithstanding any other provision of this Agreement to the contrary, (a) Indemnitee shall have no obligation to reduce, offset, allocate, pursue or apportion any indemnification advancement, contribution or insurance coverage among multiple parties possessing such duties to Indemnitee prior to the Company’s satisfaction and performance of all its obligations under this Agreement, and (b) the Company shall perform fully its obligations under this Agreement without regard to whether Indemnitee holds, may pursue or has pursued any indemnification, advancement, contribution or insurance coverage rights against any person or entity other than the Company.

ARTICLE 16

ENFORCEMENT AND BINDING EFFECT

16.1. The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve or continue to serve as a director, officer or key employee of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving or continuing to serve as a director, officer or key employee of the Company.

16.2. This Agreement shall be effective as of the date set forth on the first page and may apply to acts or omissions of Indemnitee which occurred prior to such date if Indemnitee was an officer, director, employee or other agent of the Company, or was serving at the request of the Company as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, at the time such act or omission occurred.

16.3. The Company and Indemnitee agree herein that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult to prove, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking, among other things, injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which he may be entitled. The Company and Indemnitee further agree that Indemnitee shall be entitled to such specific performance and injunctive relief, including, without limitation, temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Company acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by the Court, and the Company hereby waives any such requirement of such a bond or undertaking.

ARTICLE 17

MISCELLANEOUS

17.1. Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee’s assigns, heirs, executors and administrators. The Company shall require and cause any successor (whether direct or indirect successor by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

17.2. Section 409A. It is intended that any indemnification payment or advancement of Expenses made hereunder shall be exempt from Section 409A of the Internal

Revenue Code of 1986, as amended, and the guidance issued thereunder (“Section 409A”) pursuant to Treasury Regulation Section 1.409A-1(b)(10). Notwithstanding the foregoing, if any indemnification payment or advancement of Expenses made hereunder shall be determined to be “nonqualified deferred compensation” within the meaning of Section 409A, then (i) the amount of the indemnification payment or advancement of Expenses during one taxable year shall not affect the amount of the indemnification payments or advancement of Expenses during any other taxable year, (ii) the indemnification payments or advancement of Expenses must be made on or before the last day of the Indemnitee’s taxable year following the year in which the expense was incurred, and (iii) the right to indemnification payments or advancement of Expenses hereunder is not subject to liquidation or exchange for another benefit.

17.3. Severability. In the event that any provision of this Agreement is determined by a court to require the Company to do or to fail to do an act which is in violation of applicable law, such provision (including, without limitation, any provision within a single Article, Section, paragraph or sentence) shall be limited or modified in its application to the minimum extent necessary to avoid a violation of law, and, as so limited or modified, such provision and the balance of this Agreement shall be enforceable in accordance with their terms to the fullest extent permitted by law.

17.4. Entire Agreement. Without limiting any of the rights of Indemnitee under the Certificate of Incorporation or By-Laws of the Company as they may be amended from time to time, this Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

17.5. Modification, Waiver and Termination. No supplement, modification, termination, cancellation or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

17.6. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) if delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(i) If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide in writing to the Company.

(ii) If to the Company, to:

Global Brass and Copper Holdings, Inc.

475 N. Martingale Road

Suite 1050

Schaumburg, IL 60173

Attn: General Counsel

Telephone: 847-240-4700

or to any other address as may have been furnished to Indemnitee in writing by the Company.

17.7. Applicable Law. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules.

17.8. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

17.9. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

17.10. Representation by Counsel. Each of the parties has been represented by and has had an opportunity to consult legal counsel in connection with the negotiation and execution of this Agreement. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party by any court or arbitrator or any governmental authority by reason of such party having drafted or being deemed to have drafted such provision.

17.11. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s assigns, spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

17.12. Additional Acts. If for the validation of any of the provisions in this Agreement any act, resolution, approval or other procedure is required, the Company undertakes to cause such act, resolution, approval or other procedure to be affected or adopted in a manner that will enable the Company to fulfill its obligations under this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Indemnification Agreement to be signed as of the day and year first above written.

COMPANY:

GLOBAL BRASS AND COPPER HOLDINGS, INC.

By:
Name:
Title:

INDEMNITEE:

By:
Name:

Address:

[Signature page to Indemnification Agreement]